     As filed with the Securities and Exchange Commission on June 14, 1999
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  -------------

                              BIG CITY RADIO, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                              13-3790661
(State or other jurisdiction of                                (IRS Employer
 incorporation or organization)                              Identification No.)

                              ---------------------

                                11 Skyline Drive
                               Hawthorne, NY 10532
                                 (914) 592-1071
          (Addresss of Principal Executive Offices Including Zip Code)

                 BIG CITY RADIO, INC. 1999 INCENTIVE STOCK PLAN
                            (Full title of the plan)

                                Arnold L. Wadler
             Executive Vice President, General Counsel and Secretary
                              Big City Radio, Inc.
                             c/o Metromedia Company
                              One Meadowlands Plaza
                         East Rutherford, NJ 07073-2137
                     (Name and address of agent for service)
                                 (201) 531-8000
          (Telephone number, including area code, of agent for service)

                                     -------

                                          CALCULATION OF REGISTRATION FEE

========================== ============= ============================= ======================= ==============
        title of            Amount to     Proposed Maximum Offering       Proposed Maximum       Amount of
    Securities to be            be              Price Per Unit           Aggregate Offering    Registration
       Registered           Registered                                         Price                Fee
-------------------------- ------------- ----------------------------- ----------------------- --------------
 Class A Common Stock ,
Par value $.01 per share    400,000(1)            $3.88 (2)                $1,552,000 (2)         $457.84
========================== ============= ============================= ======================= ==============

(1) This Registration Statement covers 400,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of Big City Radio, Inc. (the "Company") which may be purchased pursuant to the exercise of options available for grant under the Big City Radio, Inc. 1999 Incentive Stock Plan (the "Plan").

(2) The Proposed Maximum Offering Price for the options to purchase 400,000 shares of Class A Common Stock available for grant under the Plan was calculated upon the basis of the average of the high and low prices of the Class A Common Stock as reported on the American Stock Exchange on June 7, 1999.
================================================================================

                                EXPLANATORY NOTE


         The Section 10(a) prospectuses being delivered by Big City Radio, Inc. (the "Company") to participants in the Big City Radio, Inc. 1999 Incentive Stock Plan (the "Plan"), as required by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), have been prepared in accordance with the requirements of Form S-8 and relate to shares of Class A Common Stock, par value $.01 per share, of the Company (the "Class A Common Stock") which have been reserved for issuance pursuant to the Plan. The Company will provide to participants in the Plan a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as is required by Item 2 of Part 1 of Form S-8. The information regarding the Plan required in the Section 10(a) prospectus is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act. Such documents are available without charge, upon written or oral request. Requests for such documents should be directed to: Big City Radio, Inc., c/o Metromedia Company, One Meadowlands Plaza, East Rutherford, NJ 07073-2137, Attention: Arnold L. Wadler, Executive Vice President, General Counsel and Secretary.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         1. The Company's Prospectus, dated December 18, 1997, included in the Company's Registration Statement on Form S-1, filed with the Commission on September 26, 1997, as amended (File No. 333-36449).

         2. The description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form 8-A, dated December 16, 1997, including any amendment or report filed for the purpose of updating such description.

         3. The Company's Registration Statement on Form S-4, as amended, dated June 3, 1998 (File No. 333-52549)

         4. The Company's annual report on Form 10-K, filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended December 31, 1998.

         5. The Company's quarterly report on Form 10-Q, filed pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 for the quarter ended March 31, 1999.

         6. The Company's Proxy Statement filed pursuant to Section 14(a) of the Securities Exchange Act of 1934 for the Annual Meeting of Stockholders held on May 20, 1999.

         All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Arnold L. Wadler, the Company's General Counsel, is also an Executive Vice President and the Secretary of the Company and is also a director of the Company. Mr. Wadler beneficially owns 17,000 shares of the Company's Class A Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employer or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have be adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145 of the DGCL.

         Section 102(b)(7) of the DGCL provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of the members of its board of directors or governing body for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or recission, for breach of fiduciary duty. The Company's Amended and Restated Certificate of Incorporation contains such a provision.

         The Company's Amended and Restated Certificate of Incorporation further provides that the Company shall indemnify its officers and directors and, to the extent authorized by the Board of Directors, employees and agents of the Company, to the fullest extent permitted by and in the manner permissible under the laws of the State of Delaware.

         Under Section 11.10 of the Indenture, the holders of the Notes have agreed to waive all liability for any obligations incurred by the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation, against any incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company, and have agreed to the release of such persons from any such liability.

         Under Section 6 of the Registration Rights Agreement, the holders of the Notes have agreed to indemnify and hold harmless the officers, directors, employees, representatives, agents and controlling persons of the Company and the Subsidiary Guarantors from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof to which the Company or any of the Subsidiary Guarantors may become subject under applicable laws based upon
(i) any untrue statement or alleged untrue statement of a material fact contained in any shelf registration for the Notes or any prospectus forming part thereof or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information provided by such holders for inclusion in such self registration statement.

         Under Section 9 of the Purchase Agreement for the Notes, the Initial Purchasers for the Notes have agreed, severally and not jointly, to indemnify and hold harmless the directors, officers and controlling persons of the Company and the Subsidiary Guarantors against losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the offering memorandum for the Notes in the Offering or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case only with reference to information relating to such Initial Purchasers furnished in writing to the Company and the Subsidiary Guarantors by such Initial Purchasers expressly for use in such offering memorandum.

         The Company's Directors and Officers Liability Insurance Policy is designed to reimburse the Company for payments made by it pursuant to the foregoing indemnification. Such policy has aggregate coverage of $10.0 million.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         The undersigned registrant hereby undertakes to submit the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

EXHIBIT
NUMBER:           DESCRIPTION:

4.1      --       Amended and Restated Certificate of Incorporation of the
                  Company, as amended (incorporated by reference from the Company's Registration Statement on Form S-4 (Registration No.
                  333-52549)).

4.2      --       Amended and Restated Bylaws of the Company (incorporated by reference from the Company's Registration Statement on Form
                  S-4 (Registration No. 333-52549)).

4.3      --       Big City Radio, Inc. 1999 Incentive Stock Plan (incorporated by reference from the Company's Proxy Statement, dated April
                  14, 1999).

5.1     --        Opinion of Arnold L. Wadler, counsel to the Company, regarding the legality of the Class A Common Stock being registered.

23.1    --        Consent of Arnold L. Wadler (included in Exhibit 5.1).

23.2    --        Consent of Holtz Rubenstein & Co., LLP.

23.3    --        Consent of KPMG LLP.

24.1    --        Power of Attorney (included on signature page).

ITEM 9.  UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes: (i) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement ; (ii) that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant's Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 11, 1999.


                                BIG CITY RADIO, INC.

                                By: /s/ Michael Kakoyiannis
                                    --------------------------------
                                    Name:  Michael Kakoyiannis
                                    Title: President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

         Signatures                 Title or Capacities                Date
         ----------                 -------------------                ----


/s/ Stuart Subotnick        Chairman of the Board of               June 11, 1999
-------------------------   Directors
Stuart Subotnick


/s/ Michael Kakoyiannis     President, Chief Executive             June 11, 1999
-------------------------   Officer and Director
Michael Kakoyiannis


/s/ Paul R. Thomson         Vice President, Chief Financial        June 11, 1999
-------------------------   Officer and Treasurer (Principal
Paul R. Thomson             Financial and Accounting Officer)


/s/ Anita Subotnick         Director                               June 11, 1999
-------------------------
Anita Subotnick


/s/ Silvia Kessel           Executive Vice President and           June 11, 1999
-------------------------   Director
Silvia Kessel


/s/ Arnold L. Wadler        Executive Vice President,              June 11, 1999
-------------------------   General Counsel, Secretary and
Arnold L. Wadler            Director


/s/ Leonard White           Director                               June 11, 1999
-------------------------
Leonard White


/s/ Michael H. Boyer        Director                               June 11, 1999
-------------------------
Michael H. Boyer

                                      INDEX

Exhibits

4.1      --       Amended and Restated Certificate of Incorporation of the
                  Company, as amended (incorporated by reference from the Company's Registration Statement on Form S-4 (Registration No.
                  333-52549)).

4.2      --       Amended and Restated Bylaws of the Company (incorporated by reference from the Company's Registration Statement on Form
                  S-4 (Registration No. 333-52549)).

4.3      --       Big City Radio, Inc. 1999 Incentive Stock Plan (incorporated by reference from the Company's Proxy Statement, dated April
                  14, 1999).

5.1     --        Opinion of Arnold L. Wadler, counsel to the Company, regarding the legality of the Class A Common Stock being registered.

23.1    --        Consent of Arnold L. Wadler (included in Exhibit 5.1).

23.2    --        Consent of Holtz Rubenstein & Co., LLP.

23.3    --        Consent of KPMG LLP.

24.1    --        Power of Attorney (included on signature page).